Exhibit 99.1

DIGITAL INSIGHT REPORTS THIRD QUARTER RESULTS;

RECORD GROWTH IN ONLINE BILL PAYMENT DRIVES STRONG FINANCIAL PERFORMANCE

CALABASAS, Calif. (October 21, 2004) - Digital Insight Corp.® (Nasdaq: DGIN) (www.digitalinsight.com), the leading online banking provider, today announced financial results for its third quarter ended September 30, 2004.

Revenues for the third quarter ended September 30, 2004 increased 20% to $47.5 million from $39.4 million for the third quarter ended September 30, 2003. Under Generally Accepted Accounting Principles (GAAP), net income in the third quarter (based on a 38% effective tax rate) was $4.8 million, or $0.13 per diluted share, compared to net income in the third quarter of 2003 (based on an 8% effective tax rate) of $4.6 million, or $0.14 per diluted share. While after-tax growth comparisons reflect the higher tax rate in 2004 relative to 2003, GAAP net income before taxes in Q3 2004 increased 51% versus the comparable quarter a year ago due to a significant expansion in operating margins.

On a non-GAAP basis, excluding amortization of intangible assets from acquisitions, pro forma net income in the third quarter (based on a 38% effective tax rate) was $6.0 million, or $0.17 per diluted share, compared to pro forma net income in the third quarter of 2003 (based on a 6% effective tax rate) of $6.1 million, or $0.18 per diluted share. A reconciliation of non-GAAP pro forma results to GAAP results is provided as part of this press release.

Cash Flow and Balance Sheet Highlights

Cash flow from operations in the third quarter remained strong at $9.8 million. Cash and investments at September 30, 2004 increased to $104.2 million from $95.8 million at June 30, 2004. The Company remains debt-free.

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DIGITAL INSIGHT REPORTS THIRD QUARTER RESULTS

	Q3 2004	Q3 2003	% Change
Revenue By Product Line
Internet Banking	$38,057	$33,161	15%
Cash Management (a)	$5,870	$1,926	205%
Lending	$3,531	$4,342	(19)%

(a)	2004 revenue includes Magnet Communications, acquired in November 2003.

Internet banking revenues increased 15%, driven by strong growth in online bill payers and Internet banking end users that was partially offset by a continuing modest reduction in average revenue per end user. Within Cash Management, revenue growth in the Company’s outsourcing business continues to be strong. Non-recurring sources of Cash Management revenue, including professional services, remained in an expected transition period of reduced sales as previously disclosed. Lending revenues decreased 19% compared to a year ago due to lower application volumes.

Digital Insight Chairman, President and CEO Jeff Stiefler commented, “We reported a strong quarter in most respects. Consumer Internet banking continues to grow at a healthy rate and contributed significantly to our 51% growth in pretax net income versus the prior year. Online bill payment was a major catalyst behind our results, as growth in bill payers accelerated to 106,000 during the quarter — 32% higher than our previous record for organic growth set last quarter. We expect our recent strength in bill payment to continue, as our clients increasingly recognize that driving higher levels of bill pay adoption is rapidly becoming a long-term survival issue.”

“In addition to bill pay growth, our outsourced cash management services continue to perform extremely well, particularly in the small business segment,” Stiefler continued. “Results from our non-recurring sources of Cash Management revenue and our Lending business continue to be disappointing, although there are early signs of progress towards addressing the growth and operating challenges experienced in recent quarters. For example, earlier this month, we introduced our new lending platform, DeskTop Lender Premium, which has been well received by its first customers.”

“Similarly, we have made strides in advancing our backlog of professional services projects within Cash Management. Although we still have a lot work ahead of us, by addressing the critical issues we have achieved progress towards extending our business banking relationships with our larger financial institution clients. As I look ahead to 2005,” Stiefler concluded, “considering the strength of our Internet banking business, new product initiatives, and scalable business model, I am optimistic about our growth opportunities.”

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DIGITAL INSIGHT REPORTS THIRD QUARTER RESULTS

$25 Million Stock Repurchase Program Announced

As announced in a separate press release this afternoon, the Company’s Board of Directors has approved a $25 million stock repurchase program. The authorization reflects the Company’s confidence that its strong cash position and cash flows will provide sufficient investment capital to achieve its growth objectives, while, at the same time, allowing the Company to invest in share repurchases at attractive valuations. In combination, the Company believes these actions will provide the highest possible returns to shareholders.

2004 and 2005 Financial Guidance

The Company outlined fourth quarter guidance that is consistent with prior guidance for 2004 revenue and earnings per share. The Company also initiated 2005 guidance.

	Fourth Quarter 2004	Full Year 2004
2004 Business Outlook
Revenues	$48.2 - $48.7 million	$188.2 - $188.7 million
Non-GAAP Pro forma diluted EPS[1,3]	$0.16 - $0.17 per share	$0.64 - $0.65 per share
Equivalent GAAP diluted EPS[2,3]	$0.12 - $0.13 per share	$0.49 - $0.50 per share

FY 2005 Guidance
2005 Business Outlook
Revenues	$209 - $214 million
Non-GAAP Pro forma diluted EPS[1,3]	$0.74 - $0.79 per share
Equivalent GAAP diluted EPS[2,3]	$0.60 - $0.65 per share

[1]	Excludes amortization of acquisition-related intangible assets of approximately $0.03 to $0.04 per diluted share for the quarter and $0.14 for the full years in 2004 and 2005.
[2]	Includes amortization of intangible assets of approximately $0.03 to $0.04 per diluted share for the quarter and $0.14 for the full years 2004 and 2005.
[3]	Does not include costs related to expensing of stock options, which may become mandatory during 2005.

Reconciliation of Non-GAAP Pro Forma to GAAP Results and GAAP Outlook

The Company provides non-GAAP pro forma operating results as a supplement to its GAAP financial results. The Company believes that non-GAAP results provide investors and management with a representation of the Company’s core operating performance that can be helpful in assessing Digital Insight’s prospects for future growth. Management uses such non-GAAP measures to evaluate financial results and to establish operational goals.

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DIGITAL INSIGHT REPORTS THIRD QUARTER RESULTS

The Company’s non-GAAP pro forma results exclude the following charges and benefits, net of any related tax impact, from the Company’s statements of operations:

•	Non-cash charges related to amortization of acquisition-related intangible assets

•	Merger-related charges

•	Restructuring-related charges

•	Impairment charges

•	Cumulative effect of change in accounting methods

•	Income tax benefit or provision from the release of valuation allowance

A detailed calculation of non-GAAP pro forma net income and pro forma net income per share is included in the attached statements of operations, which also include equivalent GAAP net income and GAAP net income per share.

Q3 2004 Investor Webcast

Digital Insight will host a live webcast of its Third Quarter Investor Conference Call today at 5:00 p.m. EDT. To access the webcast, visit Digital Insight’s web site located at www.digitalinsight.com, enter the Investor Relations section and click on the webcast icon.

Q3 2004 Telephone Replay

A telephone replay of the conference call will also be available for one week after the live call by calling (888) 203-1112 (or 719/457-0820 outside the U.S.), and entering the reservation number, 962854.

About Digital Insight

Digital Insight® Corporation is the leading online banking provider for financial institutions. Through its comprehensive portfolio of Internet-based financial products and services built upon the Company’s unique architecture, Digital Insight enables banks and credit unions to become the trusted transaction hub for their retail and commercial customers. Digital Insight offers consumer and business Internet banking, online lending, electronic bill payment and presentment, check imaging, account-to-account transfers, website development and hosting, marketing programs designed to help increase online banking end user growth and more. Each Digital Insight product and service reinforces the strength of its financial institution clients.

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Safe Harbor Statement under the Private Litigation Reform Act of 1995

This release discusses the following topics which contain forward-looking statements: guidance on anticipated results of operations in the fourth quarter of 2004 and for all of 2005; expectation of sustaining or growing GAAP or pro forma net income; expectation of continued growth in Internet banking and bill payment end users; the growth prospect of each business line, including Lending and Cash Management; expectation of gaining new sales and retaining current clients; expectation regarding payment or nonpayment of federal or state income taxes in future years; expectations regarding the profitability of and the level of revenue contributions from our Lending and Cash Management business lines; and other statements relating to future revenues, earnings, and performance. Such forward-looking statements are based on assumptions and are subject to inherent risks and uncertainties. Important factors which could cause actual results to differ materially from those in the forward-looking statements include the possibility that actual results of operations may fall short of the guidance provided herein, market risks associated with the stock repurchase program, risks related to the integration of Cash Management products acquired in our acquisition of Magnet Communications, as well as other risk factors detailed in Digital Insight’s latest annual report on Form 10-K and other reports on file with the SEC. Digital Insight assumes no obligation and does not intend to update any such forward-looking statements.

CONTACTS:

CORPORATE COMMUNICATIONS	INVESTOR RELATIONS

Kevin Doohan	Erik Randerson
Corporate Communications	Investor Relations
Digital Insight	Digital Insight
(888) 344-4674, ext. 86041	(818) 878-6615

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DIGITAL INSIGHT REPORTS THIRD QUARTER RESULTS

DIGITAL INSIGHT CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2004	2003	2004	2003
Revenues	$47,458	$39,429	$139,994	$112,198

Costs and operating expenses
Cost of revenues	21,137	18,358	63,052	53,657
Sales, general and administrative	11,055	10,762	32,588	31,400
Research and development	5,796	4,001	16,934	11,230
Amortization of acquisition-related intangible assets	2,076	1,407	6,226	4,235

Total costs and operating expenses	40,064	34,528	118,800	100,522

Income from operations	7,394	4,901	21,194	11,676
Interest and other income, net	254	149	502	397

Net income before provision for income taxes	7,648	5,050	21,696	12,073
Provision for income taxes	2,894	407	8,244	1,023

Net income	$4,754	$4,643	$13,452	$11,050

Basic net income per share	$0.13	$0.14	$0.38	$0.34

Diluted net income per share	$0.13	$0.14	$0.37	$0.33

Shares used in computing basic net income per share	35,433	32,945	35,223	32,677

Shares used in computing diluted net income per share	35,709	34,380	35,896	33,499

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP PRO FORMA NET INCOME

Pro forma (1)
GAAP net income	$4,754	$4,643	$13,452	$11,050
Amortization of acquisition-related intangible assets	2,076	1,407	6,226	4,235
Tax effect of pro forma adjustment	(789)	—	(2,367)	—

Pro forma net income	$6,041	$6,050	$17,311	$15,285

Diluted pro forma net income per share	$0.17	$0.18	$0.48	$0.46

Shares used in computing diluted pro forma net income per share	35,709	34,380	35,896	33,499

(1)	See explanation above regarding the Company’s practice on reporting pro forma results.

DIGITAL INSIGHT REPORTS THIRD QUARTER RESULTS

DIGITAL INSIGHT CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	September 30, 2004	December 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$71,144	$40,226
Short-term investments	23,137	29,109
Accounts receivable, net	23,118	22,333
Accumulated implementation costs	2,928	3,689
Deferred tax asset, net	16,414	15,377
Prepaid and other current assets	2,836	2,644

Total current assets	139,577	113,378

Property and equipment, net	23,419	27,586
Goodwill and intangible assets, net	155,319	161,545
Deferred tax asset, net	33,002	41,324
Accumulated implementation costs	2,926	3,684
Long-term investments	9,958	1,007
Other assets	195	288

Total assets	$364,396	$348,812

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,139	$6,427
Accrued compensation and related benefits	5,962	5,428
Customer deposits and deferred revenue	10,684	12,758
Accrued expenses and other liabilities	8,166	10,512

Total current liabilities	29,951	35,125

Customer deposits and deferred revenue	6,296	5,446
Other liabilities	2,029	1,770

Total liabilities	38,276	42,341

Common stock	36	35
Additional paid-in capital	443,098	437,086
Deferred stock-based compensation	(62)	(246)
Accumulated deficit	(116,952)	(130,404)

Total stockholders’ equity	326,120	306,471

Total liabilities and stockholders’ equity	$364,396	$348,812

DIGITAL INSIGHT REPORTS THIRD QUARTER RESULTS

DIGITAL INSIGHT CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Nine months ended September 30,
	2004	2003
Cash flows from operating activities:
Net income	$13,452	$11,050
Adjustments to reconcile net income to net cash from operating activities:
Deferred income tax provision	7,285	—
Depreciation and amortization of property and equipment	10,312	9,627
Amortization of acquisition-related intangible assets	6,226	4,235
Amortization of deferred stock-based compensation	184	—
Loss on disposition of property and equipment	325	—
Fair value of warrants granted to service provider	—	345
Changes in operating assets and liabilities	(2,326)	(3,183)

Net cash provided by operating activities	35,458	22,074

Cash flows from investing activities:
Net purchases of investments	(2,979)	(8,812)
Acquisition of property and equipment	(6,531)	(6,521)
Acquisition payments	(1,043)	—

Net cash used in investing activities	(10,553)	(15,333)

Cash flows from financing activities:
Net repayments of debt	—	(8,090)
Proceeds from issuance of common stock	6,013	6,365

Net cash provided by (used in) financing activities	6,013	(1,725)

Net increase in cash and cash equivalents	30,918	5,016
Cash and cash equivalents, beginning of period	40,226	48,130

Cash and cash equivalents, end of period	$71,144	$53,146

DIGITAL INSIGHT REPORTS THIRD QUARTER RESULTS

Digital Insight Corporation

Key Operating Data

	September 30, 2004	June 30, 2004	September 30, 2003
CONSUMER METRICS
Live Internet Banking Clients
Internet Banking Sites	1,366	1,363	1,315
Internet Banking Active End-Users	5,105,000	4,885,000	4,236,000
Potential End-Users at Live Sites	35,400,000	34,200,000	33,819,000
Penetration at Live Sites	14.4%	14.3%	12.5%
All Internet Banking Clients
Contracts	1,469	1,471	1,417
Potential End-Users	36,300,000	35,600,000	35,727,000
Online Bill Pay Metrics
Bill Pay Users	922,000	816,000	607,000
Bill Pay Penetration (of Internet Users)	18.1%	16.7%	14.3%
BUSINESS METRICS
Cash Management Contracts	597	595	517
Cash Management Corporate Customers	78,800	73,000	35,400
LENDING METRICS
Lending Contracts	225	227	210
Applications Processed (a)	142,000	150,000	167,000
CONTRACTED CLIENTS	1,738	1,744	1,640
REVENUE BY PRODUCT LINE (in thousands) (a)
Internet Banking Revenue (b)	$38,057	$37,252	$33,161
Cash Management Revenue (c)	$5,870	$5,842	$1,926
Lending Revenue	$3,531	$3,763	$4,342

Total Revenue	$47,458	$46,857	$39,429

(a)	Quarterly totals for respective three-month periods. All other information is at the period then-ended.
(b)	Q3 2003 excludes revenue contributions from Cash Management of $1,926 that were formerly included in Internet banking revenue.
(c)	Contributions from Digital Insight’s acquisition of Magnet Communications are included in Cash Management for Q2 2004 and Q3 2004. Magnet revenue is not included in Q3 2003.